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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 4, 2005
                        (Date of earliest event reported)

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                           ARLINGTON HOSPITALITY, INC.
             (Exact name of registrant as specified in its charter)

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           Delaware                       0-15291                 36-3312434
(State or other jurisdiction of    (Commission File No.)        (IRS Employer
        incorporation)                                       Identification No.)

                        2355 South Arlington Heights Road
                                    Suite 400
                        Arlington Heights, Illinois 60005
                    (Address of Principal Executive Offices)

                                 (847) 228-5400
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO
SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS (SEE GENERAL INSTRUCTION A.2. BELOW):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On August 4, 2005, the Board of Directors of Arlington Hospitality, Inc. (the "Company") agreed to enter into a Fifth Amendment to the Employment Agreement by and between the Company and Mr. Stephen K. Miller, the Company's Interim Chief Executive Officer. Pursuant to the amendment, Mr. Miller will continue to serve as the Company's Interim Chief Executive Officer until the earlier of: (i) April 30, 2006 (extended from June 30, 2005); or (ii) until a successor Chief Executive Officer is appointed. Additionally, Mr. Miller's annual base salary was increased from an annual rate of $200,000 to $225,000 for his service as Interim Chief Executive Officer. The amendment also increased Mr. Miller's severance amount by $7,500, in the event that he is terminated for reasons other than cause within twelve months of the Company's hire of a permanent Chief Executive Officer. The remainder of the Employment Agreement remains unchanged.

         On August 1, 2005, the Company entered into an engagement letter with Chanin Capital L.L.C., an affiliate of Chanin Capital Partners ("Chanin") to serve as the Company's exclusive financial advisor. Chanin has been engaged to review the Company's assets and liabilities, business and financial projections and to determine its strategic and financial alternatives including determining the best avenues for negotiating with the Company's creditors and other stakeholders. The letter agreement may be terminated by either party upon providing 30 days' prior written notice of termination. Certain provisions of the agreement relating to the payment of certain fees and expenses including indemnification provisions may continue after termination of the agreement. In exchange for providing financial advisory services, the Company agreed to pay Chanin a monthly advisor fee. Chanin is entitled to receive certain transaction-based fees including: (1) in the event of a merger or acquisition involving the Company; (2) in the event of a restructuring of the Company; or
(3) in the event of a debt or equity financing. The amount paid as monthly advisory fees will reduce any amounts owed pursuant to the transaction-based fees. The Company has agreed to reimburse Chanin its reasonable, out-of-pocket expenses provided the expenses do not exceed a certain amount, without the Company's prior written consent.

         On August 2, 2005, the Company issued a press release announcing its engagement of Chanin. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

         On August 2, 2005, the Company received a notice from the Listing Qualifications Department of the Nasdaq Stock Market indicating that for the last 30 consecutive business days, the bid price of the Company's common stock has closed below the minimum $1.00 per share requirement for continued listing under Marketplace Rule 4310(c)(4). The notice further indicates that pursuant to Marketplace Rule 4310(c)(8)(D), the Company will be provided 180 calendar days (or until January 30, 2006) to regain compliance. If, at anytime before January 30, 2006, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company may regain compliance with the Marketplace Rules. The Company is currently evaluating alternatives to regain compliance with the minimum bid requirement.

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ITEM 8.01 - OTHER MATTERS

         Pursuant to the Company's operating line of credit with LaSalle Bank NA, on July 31, 2005, the availability under the line of credit was decreased from $3.5 million to $3.0 million. Accordingly, on July 31, 2005, the Company was required to make a principal payment of $500,000 to LaSalle Bank NA. The Company, however, did not make this payment and is in discussions with LaSalle Bank NA to obtain a modification to the line of credit agreement.


ITEM 9.01 EXHIBITS

(c)      Exhibits

99.1     Press Release of Arlington Hospitality, Inc. dated August 2, 2005



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: August 4, 2005


                               Arlington Hospitality, Inc.
                               (Registrant)

                               By:  /s/ Stephen K. Miller
                                    ------------------------------------
                                        Stephen K. Miller
                                        Interim Chief Executive Officer

                               By:  /s/ James B. Dale
                                    ------------------------------------
                                        James B. Dale
                                        Senior Vice President and
                                        Chief Financial Officer



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                                  EXHIBIT INDEX

EXHIBIT       DESCRIPTION
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 99.1         Press release of Arlington Hospitality, Inc. dated August 2, 2005.